Schedule B

Trusts and Portfolios Covered by the Amended and Restated Sub-Advisory Agreement

between

Fidelity Management & Research Company LLC

and

Fidelity Management & Research (Japan) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date	Annual Sub-Advisory Fee Rate (bp) 0.5 x (individual fund fee rate + group fee rate)
Fidelity Concord Street Trust	Fidelity Large Cap Stock K6 Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Concord Street Trust	Fidelity Mid-Cap Stock K6 Fund	Equity	03/06/2019	0.5 x (30 bp + group fee rate)
Fidelity Concord Street Trust	Fidelity Small Cap Stock K6 Fund	Equity	01/18/2017	0.5 x (45 bp + group fee rate)
Fidelity Contrafund	Fidelity Contrafund K6	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Covington Trust	Fidelity Blue Chip Growth ETF	Equity	03/11/2020	0.5 x (30 bp + group fee rate)
Fidelity Covington Trust	Fidelity Blue Chip Value ETF	Equity	03/11/2020	0.5 x (30 bp + group fee rate)
Fidelity Covington Trust	Fidelity Growth Opportunities ETF	Equity	11/18/2020	0.5 x (30 bp + group fee rate)
Fidelity Covington Trust	Fidelity Magellan ETF	Equity	11/18/2020	0.5 x (30 bp + group fee rate)
Fidelity Covington Trust	Fidelity New Millennium ETF	Equity	03/11/2020	0.5 x (30 bp + group fee rate)
Fidelity Covington Trust	Fidelity Real Estate Investment ETF	Equity	11/18/2020	0.5 x (30 bp + group fee rate)
Fidelity Covington Trust	Fidelity Small-Mid Cap Opportunities ETF	Equity	11/18/2020	0.5 x (35 bp + group fee rate)
Fidelity Covington Trust	Fidelity Sustainability U.S. Equity ETF	Equity	03/10/2021	0.5 x (30 bp + group fee rate)
Fidelity Covington Trust	Fidelity Women’s Leadership ETF	Equity	03/10/2021	0.5 x (30 bp + group fee rate)
Fidelity Devonshire Trust	Fidelity Equity-Income K6 Fund	Equity	03/06/2019	0.5 x (20 bp + group fee rate)
Fidelity Devonshire Trust	Fidelity Mid Cap Value K6 Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Investment Trust	Fidelity Diversified International K6 Fund	Equity	01/18/2017	0.5 x (42.4 bp + group fee rate)
Fidelity Investment Trust	Fidelity International Capital Appreciation K6 Fund	Equity	01/18/2017	0.5 x (45 bp + group fee rate)
Fidelity Investment Trust	Fidelity International Discovery K6 Fund	Equity	03/06/2019	0.5 x (42.4 bp + group fee rate)
Fidelity Magellan Fund	Fidelity Magellan K6 Fund	Equity	03/06/2019	0.5 x (30 bp + group fee rate)
Fidelity Mt. Vernon Street Trust	Fidelity Equity Growth K6 Fund	Equity	05/17/2023	0.5 x (30 bp + group fee rate)
Fidelity Mt. Vernon Street Trust	Fidelity Growth Company K6 Fund	Equity	03/06/2019	0.5 x (30 bp + group fee rate)
Fidelity Mt. Vernon Street Trust	Fidelity Growth Strategies K6 Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Balanced K6 Fund	Equity	03/06/2019	0.5 x (15 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Low-Priced Stock K6 Fund	Equity	01/18/2017	0.5 x (35 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Puritan K6 Fund	Equity	03/06/2019	0.5 x (15 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Value Discovery K6 Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Securities Fund	Fidelity Blue Chip Growth K6 Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Securities Fund	Fidelity OTC K6 Portfolio	Equity	03/06/2019	0.5 x (35 bp + group fee rate)
Fidelity Securities Fund	Fidelity Small Cap Growth K6 Fund	Equity	01/18/2017	0.5 x (45 bp + group fee rate)

Fidelity Management & Research Company LLC	Fidelity Management & Research (Japan) Limited

By: /s/Christopher J. Rimmer	By: /s/Kirk Roland Neureiter
Name: Christopher J. Rimmer	Name: Kirk Roland Neureiter
Title: Treasurer	Title: Director